                         NOTICE OF GUARANTEED DELIVERY

                                 EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            LIFE TECHNOLOGIES, INC.
                                       TO

                       DEXTER ACQUISITION DELAWARE, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                               DEXTER CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON TUESDAY, DECEMBER 1, 1998, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Life Technologies, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase dated November 2, 1998 (the "Offer to Purchase")). Such form may be delivered by hand or facsimile transmission or mail to the Depositary. See the section entitled "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                                BANKBOSTON, N.A.

             By Mail:                           By Hand:                    By Overnight Delivery:

         BankBoston, N.A.           Securities Transfer & Reporting            BankBoston, N.A.
          P.O. Box 9573                      Services, Inc.                  40 Campanelli Drive
 Boston, Massachusetts 02205-9573      c/o Boston EquiServe L.P.        Braintree, Massachusetts 02184
       Attention: Corporate               100 Williams Street                Attention: Corporate
           Reorganization                       Galleria                        Reorganization
                                        New York, New York 10038
                                          Attention: Corporate
                                             Reorganization

                           By Facsimile Transmission:
                          (Eligible Institutions Only)
                                 (781) 794-6333

                           Confirm Fax by Telephone:
                                 (781) 794-6388

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Dexter Acquisition Delaware, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Dexter Corporation, a Connecticut corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in the section entitled "THE TENDER OFFER -- Procedure for Tendering Shares" of the Offer to Purchase.

 Number of Shares Tendered:
 ---------------------------

 Certificate No(s). (if available):

 -----------------------------------------------------------

 -----------------------------------------------------------

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 Account Number at The Depository Trust Company:

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 Dated:
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Name(s) of Holder(s) (Please Type or Print):

-----------------------------------------------------------

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Address(es) (incl. Zip Code):

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Area Code and Telephone No.:
-------------------------

Signature(s) of Holder(s):
------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three NASDAQ trading days of the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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                                  Name of Firm

 -----------------------------------------------------
                                     Address

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                                   City, State

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                                    Zip Code

 -----------------------------------------------------
                             Area Code and Tel. No.
 -----------------------------------------------------
                              Authorized Signature

 -----------------------------------------------------
                                      Title

 Name:   -----------------------------------------------------
                                  Please Type or Print

Dated:
----------------------------------------------

             NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.